EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 33-60781) on Form S-8 of UniFirst Corporation of our report dated June 28, 2012, relating to our audit of the financial statements and supplemental schedule of the UniFirst Retirement Savings Plan, which appears in this Annual Report on Form 11-K of the UniFirst Retirement Savings Plan for the year ended December 31, 2011.

/s/ Baker Newman & Noyes
Manchester, New Hampshire                                                                                     Limited Liability Company
June 28, 2012